SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  OCTOBER 9, 1997

                      CLARK MELVIN SECURITIES CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                        0-17129               52-0749204
(State or other jurisdiction of        (Commission          (I.R.S. Employer
incorporation)                         File Number)          Identification No.)

170 JENNIFER ROAD, SUITE 270, ANNAPOLIS, MARYLAND                     21401
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:  (410) 841-6422

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

                                      F-1

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ITEM 5.       OTHER EVENTS.

         On October 9, 1997, the Company filed a report pursuant to Rule 17a-11 promulgated under the Securities Exchange Act of 1934 to report the misappropriation of an aggregate of approximately $2.0 million in funds through the fraudulent endorsement of checks written by the Company and its clients. The investigation by the Puerto Rico Financial Institutions Commissioner, the Federal Bureau of Investigation and the Securities and Exchange Commission is ongoing, but has so far revealed evidence that one of the firm's brokers forged endorsements on $2.0 million in checks and wrongfully deposited them into third-party accounts. The Company voluntarily suspended operations on October 9, 1997 due to the missappropriation and to determine the effect on the firm's net capital position.

         In the event that (i) it is ultimately determined that the Company is responsible for the losses caused by the forged checks and (ii) the Company is unable to recover from the wrongdoing parties or the financial institutions involved, the Company will not be able to reopen unless its net capital position can be supplemented to become in compliance with the SEC Net Capital Rule.

                                      F-2

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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements.  None.

         (b)      Pro Forma Financial Statements.  None.

         (c)      Exhibits.  None

                                      F-3

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CLARK MELVIN SECURITIES CORPORATION

Date:  October 17, 1997                     By:/s/  Cesar A. Montilla, Jr.
                                               ---------------------------
                                                    Cesar A. Montilla, Jr.
                                                    Chairman, President and
                                                    Chief Executive Officer